Exhibit 10.53B

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 to Employment Agreement is made and entered into on the 8th day of November, 2017, among CSG SYSTEMS INTERNATIONAL, INC. ("CSGS"), a Delaware corporation, CSG SYSTEMS, INC. ("Systems"), a Delaware corporation, and KENNETH M. KENNEDY (the "Executive").  CSGS and Systems collectively are referred to in this Amendment No. 2 Employment Agreement as the "Companies".

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WHEREAS, the Companies and the Executive entered into an Employment Agreement dated March 1, 2016 (the "Employment Agreement"); and

WHEREAS, the Companies and the Executive desire to amend the Employment Agreement as set forth in this Amendment No. 2 to reflect his new title;

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements of the parties contained in this document, the Companies and the Executive agree as follows:

1.Effective immediately, Section 1. Employment and Duties of the Employment Agreement is amended in its entirety so as to read as follows:

"1. Employment and Duties. Each of the Companies hereby employs the Executive as its Executive Vice President & President, Technology and Product reporting to the Chief Executive Officer, throughout the term of this agreement and agrees to cause the Executive from time to time to be elected or appointed to such corporate office and position. The duties and responsibilities of the Executive shall include a (a) the duties and responsibilities of the Executive's corporate office and position referred to in the preceding sentence which are set forth in the respective bylaws of the Companies from time to time and (b) such other duties and authorities consistent with the Executives corporate office and position referred to in the preceding sentence and this agreement which the Board of Directors of CSGS (the "Board") or the Chief Executive Officer of CSGS from time to time may assign to the Executive. If the Executive is elected or appointed as a director of CSGS or Systems or as an officer or director of any of the respective subsidiaries of the Companies during the term of this agreement then he also shall serve in such capacity or capacities but without additional compensation."

2.As amended by this Amendment No. 2 to Employment Agreement, the Employment Agreement will remain in full force and effect according to its terms.

IN WITNESS WHEREOF, each of the parties has caused this Amendment No. 2 to Employment Agreement to be executed as of the date first set forth above.

CSG SYSTEMS INTERNATIONAL, INC.,

a Delaware corporation

By: /s/ Bret C. Griess	/s/ Kenneth M. Kennedy
Bret C. Griess, Chief Executive Officer	Kenneth M. Kennedy

CSG SYSTEMS, INC., a Delaware corporation
By: /s/ Bret C. Griess Bret C. Griess, Chief Executive Officer